EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of OmniComm Systems, Inc. (the "Company") for the period ended December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, being, Cornelis F. Wit, Chief Executive Officer of the Company, and Thomas E. Vickers, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 28, 2017

/s/ Cornelis F. Wit

Cornelis F. Wit

Chief Executive Officer

March 28, 2017

/s/ Thomas E. Vickers

Thomas E. Vickers

Chief Financial Officer

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350.  It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.